Report of Independent Registered
Public Accounting Firm

To the Trustees and Shareholders of the
Select Sector SPDR Trust:

In planning and performing our audit of
the financial statements of the Select
Sector SPDR Trust ("the Trust") as of and for the year ended September 30, 2015, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Trust?s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust?s internal control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the Trust's internal control over financial reporting.

The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Trust?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Trust's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Trust are being made only in accordance with authorizations of management and
Trustees of the Trust; and (3)  provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of the Trust?s assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust?s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States).  However, we noted no
deficiencies in the Trust?s internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2015.

This report is intended solely for the
information and use of management and
the Trustees of the Select Sector SPDR
Trust and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.

/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
November 25, 2015


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